INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-65364 on Form S-2 and Registration Statement No. 333-42153 on Form S-8 of Cenex Harvest States Cooperatives of our report dated July 27, 2001 on the consolidated financial statements of Ventura Foods, LLC and subsidiary, appearing in this Annual Report on Form 10-K of Cenex Harvest States Cooperatives for the year ended August 31, 2001.


DELOITTE & TOUCHE LLP

Los Angeles, California
November 15, 2001